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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report, dated June 28, 1994, which includes an explanatory paragraph related to substantial doubt as to the ability of INSCI Corp. to continue as a going concern, accompanying the financial statements and schedules of INSCI Corp. We consent to the use of the aforementioned report in this Registration Statement and Prospectus on Form S-1, and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP
    ------------------------------
    GRANT THORNTON LLP


New York, New York
February 13, 1997